EXHIBIT 99.2(d)
SPECIMEN SHARE CERTIFICATE


Number *1*                                                        Shares *1,000*

                            SEE REVERSE FOR IMPORTANT
                         NOTICE ON TRANSFER RESTRICTIONS
                              AND OTHER INFORMATION

                         THIS CERTIFICATE IS TRANSFERABLE      CUSIP ___________
                           IN THE CITY OF NEW YORK, NY

                       BOULDER GROWTH & INCOME FUND, INC.

          a Corporation Formed Under the Laws of the State of Maryland

     THIS CERTIFIES THAT Cede & Co.

is the owner of **One Thousand (1,000)**

fully paid and nonassessable shares of Auction Market Preferred Shares, $.01 par value per share, $25,000 liquidation preference per share of

                       Boulder Growth & Income Fund, Inc.

(the "Corporation") transferable only on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED: ___________, 2005

Countersigned and Registered:
______________________________                              /s/Stephen C. Miller
                                                               Stephen C. Miller
Transfer Agent and Registrar                                           President

By:___________________________                               /s/Stephanie Kelley
     Authorized Signature                                       Stephanie Kelley
                                                                       Secretary

                                IMPORTANT NOTICE

     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the Corporation or its agent for registration or transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                       ---------------------------------
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
                       ---------------------------------

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common             UNIF GIFT MIN ACT           Custodian
TEN ENT - as tenants by the entireties          (Custodian)            (Minor)
JT TEN  - as joint tenants with right of    under Uniform Gifts to Minors Act of
          survivorship and not as tenants                  _____________________
          in common                                                      (State)
     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ___________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

________________________________________________________________________________
________(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)

_______________________ (____________) shares of Auction Market Preferred Shares of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint ________________________________ attorney to transfer the said shares of Auction Market Preferred Shares on the books of the Corporation, with full power of substitution in the premises.


Dated _______________________


               _________________________________________________________________
               NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.